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                                  Exhibit 5.1


                                October 31, 2000



(213) 229-7000                                         C 90001-00029

Tejon Ranch Co.
4436 Lebec Road
Lebec, California 93243

     Re:  Registration Statement on Form S-3
          (Reg. No. 333-____)

Gentlemen:

     We have acted as counsel for Tejon Ranch Co., a Delaware corporation (the "Company"), in connection with the registration of shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), and of the transferable rights which are exercisable for the Shares (the "Rights"), pursuant to the above-referenced Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Company proposes to issue the Shares upon the exercise of the Rights, which will be distributed pro rata to holders of the Common Stock (the "Rights Offering"). In connection therewith, we are familiar with the action taken and to be taken by the Company in connection with the authorization and issuance of the Rights and the authorization, issuance and sale of the Shares pursuant to the Rights Offering, and we have examined, among other things, the Registration Statement and such other matters as we deemed necessary for purposes of rendering this opinion.

     Based on the foregoing, and in reliance thereon, and subject to the effectiveness of the Registration Statement, we are of the opinion that (i) upon the distribution pursuant to the Rights Offering as described in the Registration Statement and the Prospectus constituting a part thereof (the "Prospectus"), the Rights will be duly authorized and validly issued and (ii) upon the issuance and sale against payment therefor pursuant to the Rights Offering as described in the Registration Statement and the Prospectus, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
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Tejon Ranch Co.
October 31, 2000
Page 2

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Delaware and the State of California, and to the present federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              GIBSON, DUNN & CRUTCHER LLP

RJS:JJF:R